CERTIFICATION OF ADOPTION OF RESOLUTIONS

THE UNDERSIGNED HEREBY CERTIFIES individually and on behaIf of the following Delaware statutory trusts (the "Vanguard Funds"):

Vanguard Wellington Fund
Vanguard Windsor Funds, a series fund consisting of:
Vanguard Windsor Fund
Vanguard Windsor II Fund
Vanguard World Fund, a series fund consisting of:
Vanguard U.S. Growth Fund
Vanguard lnternational Growth Fund
Vanguard Explorer Fund
Vanguard Morgan Growth Fund
Vanguard Wellesley Income Fund
Vanguard Fixed Income Securities Funds a series fund consisting of:
Vanguard GNMA Fund
Vanguard High Yield Corporate Fund
Vanguard Intermediate Term U.S. Treasury Fund
Vanguard Intermediate Term Corporate Fund
Vanguard Long Term U.S. Treasury Fund
Vanguard Long Term Corporate Fund
Vanguard Short Term Corporate Fund
Vanguard Short Term Federal Fund
Vanguard Short Term U.S. Treasury Fund
Vanguard Money Market Reserves, a series fund consisting of:
Vanguard Prime Money Market Fund
Vanguard Federal Money Market Fund
Vanguard Municipal Bond Funds, a series fund consisting of:
Vanguard Money Market Fund
Vanguard Short-Term Fund
Vanguard Intermediate Term Fund
Vanguard Long-Term Fund
Vanguard High Yield Fund
Vanguard Insured Long-Term Fund
Vanguard Limited Term Fund
Vanguard Preferred Stock Fund
Vanguard STAR Fund, a series consisting of:
Vanguard STAR Fund
Vanguard Life Strategy Income Fund
Vanguard Life Strategy Conservative Growth Fund
Vanguard Life Strategy Moderate Growth Fund
Vanguard Life Strategy Growth Fund
Vanguard Total International Stock Index
Vanguard Index Funds, a series fund consisting of:
Vanguard Extended Market lndex Fund
Vanguard Growth lndex Fund
Vanguard 500 Index Fund
Vanguard Total Stock Market lndex Fund
Vanguard Value lndex Fund
Vanguard Small-Cap lndex Fund
Vanguard Small-Cap Value lndex Fund
Vanguard Small-Cap Growth Index Fund
Vanguard Calvert Social Index Fund
Vanguard Trustees' Equity Fund, a series fund consisting of:

Vanguard International Value Fund
Vanguard Specialized Portfolios, a series fund consisting of:
Energy Fund
Gold & Precious Metals Fund
Health Care Fund
Utilities Income Fund
REIT Index Fund
Vanguard PRIMECAP Fund, Inc.
Vanguard California Tax-Free Funds, a series fund consisting of:
Vanguard California Tax-Exempt Money Market Fund
Vanguard California Insured Long Term Fund
Vanguard California Insured Intermediate Term Fund
Vanguard New York Tax-Free Funds
Vanguard New York Insured Long Term Tax-Exempt Fund
Vanguard New York Tax-Exempt Money Market Fund
Vanguard Pennsylvania Tax-Free Funds, a series fund consisting of:
Vanguard Pennsylvania Tax-Exempt Money Market Fund
Vanguard Pennsylvania Insured Long Term Tax Exempt Fund
'Vanguard Convertible Securities Fund
Vanguard Quantitative Funds, a series fund consisting of:
Vanguard Growth and Income Fund
Vanguard Bond Index Funds, a series fund consisting of:
Vanguard Total Bond Market Index Fund
Vanguard Short-Term Bond Index Fund
Vanguard Intermediate Term Bond Index Fund
Vanguard Long-Term Bond Index Fund
Vanguard Fenway Funds
Vanguard Balanced Index Funds
Vanguard Florida Tax-Free Funds
Vanguard Admiral Funds, Inc., a series fund consisting of:
Admiral Intermediate Term U.S. Treasury Fund
Admiral Long-Term U.S. Treasury Fund
Admiral Short-Term U.S. Treasury Fund
Admiral U.S. Treasury Money Market Fund
Vanguard New Jersey Tax-Free Funds, a series fund consisting of:
Vanguard New Jersey Tax-Exempt Money Market Fund
Vanguard New Jersey Insured Long Term Tax-Exempt Fund
Vanguard Malvern Funds
Vanguard Ohio Tax-Free Funds, a series fund consisting of:
Vanguard Ohio Tax-Exempt Money Market Fund
Vanguard Ohio Insured Long Term Tax-Exempt Fund
Vanguard Variable Insurance Funds, a series find consisting of:
Money Market Portfolio
High Grade Bond Portfolio
Equity Index Portfolio
Equity Income Portfolio
Balanced Portfolio
International Portfolio
Growth Portfolio
High Yield Bond Portfolio
Small Company Growth Portfolio
Diversified Value Portfolio
Mid-Cap Index Portfolio

REIT Index Portfolio
Short-Term Corporate Portfolio
Vanguard Institutional Index Fund
Vanguard International Equity Index Funds, Inc., a series fund consisting of:
Vanguard Emerging Markets Stock Index Fund
Vanguard Pacific Stock Index Fund
Vanguard Tax-Managed Funds, a series fund consisting of:
Vanguard Tax-Managed Growth and Income Fund
Vanguard Tax-Managed Capital Appreciation Fund
Vanguard Tax-Managed Balanced Fund
Vanguard Horizon Fund, a series consisting of:
Vanguard Aggressive Growth Fund
Vanguard Capital Opportunity Fund
Vanguard Global Asset Allocation Fund
Vanguard Global Equity Fund
Vanguard Whitehall Funds, a series consisting of:
Vanguard Selected Value Fund
Vanguard Treasury Fund, a series consisting of:
Vanguard Treasury Money Market Fund
Vanguard Calvert Social Index Fund
Vanguard Massachusetts Tax-Exempt Fund

that I am the duly elected and qualified Assistant Secretary of the Vanguard Funds, and that set forth below is a true and correct copy of resolutions duly adopted by a majority of the Trustees who are not interested persons of the Vanguard Funds at meetings of the Board of Trustees of each of the Vanguard Funds duly held on September 14 and 15, 2000, and that such resolutions have not been amended or rescinded and are now in full force and effect:

RESOLVED, That having given due consideration to the value of the aggregate assets of the Vanguard Funds and the other named insureds to which any coverage person has access, the terms of the custody arrangements and the nature of the securities held by the Vanguard Funds and the other named insureds, it is herby determined that the blanket brokers' (fidelity) bond in the amount of $400 million covering employees of the Vanguard Funds, The Vanguard Group, Inc., and other Vanguard companies, is reasonable in amount, and that the same be approved by each of the Vanguard Funds as its fidelity bond required by Rule 17g-1 of the Investment Company Act of 1940;

FURTHER RESOLVED, That the method of allocating the premium expense of said fidelity bond among the named insureds, as presented to this meeting, be, and it is hereby approved; and that the proper officers of the Vanguard Funds are hereby authorized to make all premium payments in accordance with such method of allocation;

FURTHER RESOLVED, That the proper officers of the Vanguard Funds are hereby authorized to execute the necessary documents and to do such other acts in connection with the foregoing as they deem appropriate; and that Raymond J. Klapinsky, Secretary of each of the Vanguard Funds, is hereby authorized to give such notice to the Securities and Exchange Commission relating to the fidelity bond as may be required by Rule 17g-l(g) of the Investment Company Act of 1940; and

FURTHER RESOLVED, that the Agreement dated as of August 1, 2000, required by Rule 17g- 1 of the Investment Company Act of 1940 and outlining the procedures to be followed by all parties named as joint insureds under the fidelity bond in allocating recoveries of claims made under such bond, in the form presented to this meeting, be, and it is hereby approved.

IN WITNESS WHEREOF, I have executed this Certification as of this 29th day of May 2007.

/s/ Arthur S. Gabinet
Arthur S. Gabinet
Assistant Secretary